UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2025

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Redemption Agreement

On January 22, 2025, La Rosa Holdings Corp., a Nevada corporation (the “Company”), and an institutional accredited investor (the “Holder”), holding the warrants (the “Warrants”) exercisable for 2,446,634 shares of common stock of the Company (assuming a cash exercise of the warrants), entered into a warrant redemption and cancellation agreement (the “Redemption Agreement”).

As previously reported in Current Reports of the Company on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2024, and July 19, 2024, the Company and the Holder entered into the securities purchase agreements dated April 1, 2024, and July 16, 2024, respectively (the “Agreements”), pursuant to which the Company issued the Warrants.

Pursuant to the Redemption Agreement, on or before February 3, 2025 the Company shall pay to the Holder $379,082.79 (the “Redemption Price”) in consideration of the redemption and cancellation of the 100% of the Warrants. Upon the Holder’s receipt of the Redemption Price, the Warrants shall be redeemed, cancelled and terminated in full. From January 22, 2025 to February 3, 2025, the Holder shall not have a right to exercise any of the Warrants partially or in full. If the Holder does not receive the Redemption Price on or prior to February 3, 2025, the Redemption Agreement shall automatically be null and void and of no further force or effect.

Additionally, the Company and the Holder confirmed in the Redemption Agreement, that prior to January 22, 2025, (1) the First Warrants (as defined in the Agreements) issued by the Company to the Holder in February 2024 and July 2024 were fully exercised by the Holder, and (2) the Second Warrant (as defined in the Agreement) issued by the Company to the Holder in February 2024 was cancelled and extinguished in its entirety due to the full repayment of the Note (as defined in such warrant).

Amendment to the Waiver

As previously reported in Current Report of the Company on Form 8-K filed with the SEC on January 10, 2025, the Company and the Holder entered into that certain waiver (the “Waiver”) dated January 8, 2025, waiving the Event of Default (as defined in the Notes) under those certain senior secured promissory notes dated February 20, 2024, April 1, 2024, and July 16, 2024 (collectively, the “Notes”).

On January 22, 2025, the Company and the Holder signed an amendment No. 1 (the “Amendment”) to the Waiver.

Pursuant to the Amendment, Section 2 of the Waiver shall be modified to read that the Company shall pay 100% of any cash proceeds raised by the Company from the sale of securities pursuant to its Registration Statement on Form S-3 filed on or around November 22, 2024, and declared effective by the SEC on or around December 19, 2024 (the “Proceeds”) to the Holder first towards the repayment of the Redemption Price until it is paid in full, and after that towards the repayment of the Notes, provided, however, that (i) any such payment shall be made by the Company to the Holder on a Friday of the week during which such Proceeds were raised by the Company, (ii) any Proceeds from the sale of such securities sold on or before January 8, 2025 shall be excluded, and (iii) any Proceeds received by the Holder before January 21, 2025 shall be applied towards the repayment of the Notes. The Amendment also provides that, if the Redemption Agreement becomes null and void pursuant to the terms of the Redemption Agreement, then all Proceeds previously paid by the Company to the Holder pursuant to the Redemption Agreement shall instead be applied towards the repayment of the Notes.

The preceding descriptions of the Redemption Agreement and the Amendment purport to be summaries only and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference

Item 1.02 Termination of a Material Definitive Agreement

The information outlined in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Warrant Redemption and Cancellation Agreement, dated January 21, 2025.
10.2	Form of Amendment No,1 to Waiver, dated January 22, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2025	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

3